UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 18, 2026

ORIC Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39269	47-1787157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 E. Grand Ave, 2nd Floor

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 388-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ORIC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

ORIC Pharmaceuticals, Inc. (the “Company”) amended and restated its 2020 Equity Incentive Plan (the “A&R 2020 Equity Incentive Plan”), effective as of June 18, 2026 upon approval by the stockholders of the Company at the Annual Meeting (as defined below).

The amendments to the A&R 2020 Equity Incentive Plan included (1) amending the annual “evergreen” provision to remove the annual limit of 2,656,500 shares while reducing the annual increase from 5% to 4% of the Company’s outstanding shares of common stock, (2) providing that, subject to the adjustment provisions of the A&R 2020 Equity Incentive Plan, the maximum number of shares of common stock that can be issued pursuant to the exercise of incentive stock options under the plan is 10,000,000, subject to the plan’s share reserve, and (3) eliminating the ability of the administrator of the A&R 2020 Equity Incentive Plan to implement a program under which (x) outstanding awards may be surrendered or cancelled in exchange for awards of the same type, awards of a different type, and/or cash, (y) participants would have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator, and/or (z) the exercise price of an outstanding award may be reduced.

The material terms of the A&R 2020 Equity Incentive Plan are described in “Proposal No. 3 - Approval of the ORIC Pharmaceuticals, Inc. 2020 Equity Incentive Plan, as Amended and Restated” in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 28, 2026, which description is incorporated herein by reference.

The foregoing description of the A&R 2020 Equity Incentive Plan is qualified in its entirety by reference to the text of the A&R 2020 Equity Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 18, 2026, the Company held its annual meeting of stockholders (the “Annual Meeting”). Of the 103,517,562 shares of common stock outstanding as of April 20, 2026, the record date for the meeting, 94,571,281 shares of common stock were represented at the meeting via live webcast or by proxy, constituting 91.36% of the outstanding common stock entitled to vote. The matters voted upon at the meeting and the vote with respect to each such matter are set forth below:

Proposal 1 - Election of Directors

The Company’s stockholders elected each of the following nominees to serve as a Class III director, to hold office until the Company’s 2029 annual meeting of stockholders or until his or her respective successor has been duly elected and qualified or his or her earlier death, resignation or removal. The tabulation of votes on this matter was as follows:

Nominees	For	Withheld	Broker Non-Votes
Jacob M. Chacko, M.D.	89,298,150	408,106	4,865,025
Mardi C. Dier	82,007,899	7,698,357	4,865,025

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
94,536,096	34,641	544	0

Proposal 3 - Approval of the ORIC Pharmaceuticals, Inc. 2020 Equity Incentive Plan, as Amended and Restated

The Company’s stockholders approved the ORIC Pharmaceuticals, Inc. 2020 Equity Incentive Plan, as amended and restated. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
61,228,918	27,264,875	1,212,463	4,865,025

Proposal 4 - Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory (non-binding) basis, executive compensation. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
88,453,809	1,250,074	2,373	4,865,025

Proposal 5 - Advisory Vote on the Frequency of Future Stockholder Advisory Votes on the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory (non-binding) basis, for the frequency of future stockholder advisory votes regarding executive compensation to be held every one year. In accordance with the recommendation of the Company’s board of directors and the voting results of the Company’s stockholders on this non-binding, advisory vote, the Company will hold an advisory (non-binding) vote on the compensation of the Company’s named executive officers on an annual basis. The next non-binding, advisory vote on the frequency of future stockholder advisory votes on the compensation of the Company’s named execute officers will take place no later than the Company’s annual meeting of stockholders in 2032. The tabulation of votes on this matter was as follows:

For One Year	For Two Years	For Three Years	Abstain	Broker Non-Votes
89,392,979	6,986	294,916	11,375	4,865,025

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated 2020 Equity Incentive Plan and forms of agreements thereunder

104	The cover page of this Current Report on Form 8-K, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIC PHARMACEUTICALS, INC.

Date: June 22, 2026	By:	/s/ Christian V. Kuhlen, M.D.
Christian V. Kuhlen, M.D. General Counsel